Exhibit 10.17

Equity Transfer Agreement

This Equity Transfer Agreement (hereinafter “this Agreement”) is made by and between the following parties in Chengdu, China, dated May 18, 2007.

Transfer: Jilun He

Address: Fu 10, 124 Zhengdong Street, Wujin Town, Xinjin County, Sichuan Province

ID Card No.: 510132197202200077

Transfer: Xianzhou Zhu

Address: Rm 509, Unit 2, Building 25, No.171 of Jinji North Road, Wuhou District, Chengdu, Sichuan Province

ID Card No.: 513031197403260034

Transferee: Sichuan Time Share Advertising & Communication Co., Ltd

Address: Guixi Industrial Park, High-tech Zone, Chengdu

Whereas:

1. Chengdu Dayu Weiye Advertising Co., Ltd (hereinafter “Chengdu Dayu” or the “Company”) is a limited liability company incorporated in accordance with laws of the People’s Republic of China;

2. The transfers are shareholders of Chengdu Dayu and hold 100% of Chengdu Dayu’s equity, including 95% held by Jilun He and the remaining 5% held by Xianzhou Zhu;

3. The transfers wish to sell 100% of Chengdu Dayu’s equity they hold to the transferee, specifically, Jilun He sells 95% of Chengdu Dayu’s equity he holds and Xianzhou Zhu sells 5% of such equity; and the transferee is willing to purchase the said-above 100% of Chengdu Dayu’s equity held by the transfers (hereinafter “the Agreed Equity”).

For this purpose, all parties have reached the following agreements through consensus negotiation in accordance with provisions contained in the Contract Law of the People’s Republic of China and relevant laws and regulations:

Article 1    Transfer and Delivery of the Agreed Equity

All parties agree that, the transfers are willing to transfer and the transferee is willing to purchase the Agreed Equity. The transfers are no longer, as shareholders of Chengdu Dayu, entitled to any right or obligation vested to shareholders.

The transfers shall procure Chengdu Dayu to go through formalities relating to changes in industrial and commercial registration as soon as possible, and procure Chengdu Dayu to continue normal operation until completion of delivery of the Agreed Equity.

Article 2    Transfer Fee

All parties unanimously agree that, the transferee purchases the Agreed Equity at the price of RMB 200 million. All parties further acknowledge that, all profits accumulated by Chengdu Dayu through business operation by and before April 30, 2007 shall be owned by the transfers, and, even if delivery of the Agreed Equity is completed, such profits shall be paid to the transfers by Chengdu Dayu when appropriate upon execution of this Agreement.

Article 3    Payment of Transfer Fee

3.1 The transferee shall pay the transfer fee in full specified in Article 2 to the transfers, namely RMB 200 million, within fifteen (15) months upon execution of this Agreement.

3.2 The transferee shall pay, via wire transfer, the transfer fee mentioned above to the bank account the transfers have informed in written notice.

3.3 Relevant taxes incurred due to the Agreement shall be borne by all parties in accordance with laws.

Article 4    Representations and Warranties

The transfers hereby make the following representations and warranties to the transferee that:

(1) the transfers are independent corporate entities legally established in accordance with laws of People’s Republic of China and exists effectively; the transfers have informed, in writing, other shareholders of Chengdu Dayu of this equity assignment and obtained their consent; the transfers have obtained any other authorizations and content approval procedures necessary for entering into and performing all obligations under this Agreement.

(2) the fact that the transfers sign this Agreement or perform any obligation under this Agreement will not violate the Business License of the transfers, Articles of Association, any law and regulation, or any provision contained in any contract or Agreement the transfers have entered into.

(3) the transfers’ right to hold the Agreed Equity is legal and valid, and the transfers have not set up any mortgage, pledge, lien or any other third-party benefits over the Agreed Equity.

(4) as far as the transfers know, the transfers have not been involved in any claims, arbitration or litigation relating to the Agreed Equity or posing adverse effects on the execution of this Agreement or performance of any obligation under this Agreement, or any administrative punishment, investigation or similar administrative procedures.

Article 5    Force Majeure

In case that fulfillment of the Agreement is directly affected by or the terms and conditions as agreed upon can not be implemented due to earthquake, typhoon, flood, war, or any other force majeure event which can not be predicted and leads to unpreventable or avoidable consequences, the suffering party shall promptly inform the other party of such event via facsimile or other reasonable means, and provide detail information on the event within fifteen (15) days and produce effective certification documents verifying failure to perform or failure to partially perform or demand for delayed performance. Such certification documents shall be produced by the notary public office in the region where the event has occurred and the issue regarding whether the Agreement shall not be terminated shall be determined by all parties through negotiation based on the influence the event has imposed on performance of the Agreement. As for any and all losses incurred by force majeure event, neither party shall have the right to file claims against the other party. Notwithstanding, such business risk events as inflation and exchange rate fluctuation shall not be considered as force majeure event.

Article 6    Liability for Breach of Contract

In the event that either party breaches any provision contained in the Agreement, the other party shall, in addition to other rights stipulated under the Agreement, have the right to demand the breaching party to make compensation for any loss arising from such breach.

Article 7    Applicable Laws and Settlement of Dispute

Execution, effectiveness, interpretation and performance of this Agreement shall be governed by current laws officially made public in China.

Any dispute occurring when either party to this Agreement performs this Agreement, or associated with any matter under the Agreement, shall be firstly subject to settlement through amicable negotiation. Should such dispute have not been settled through such means within six (6) months after either party gives a notice regarding the dispute to the other party, either party may submit such dispute to the people’s court with appropriate jurisdiction for judgment provided that the other party has been informed in writing.

Article 8    Execution and Effectiveness

This Agreement shall be made effective from the time of the signing by respective shareholders of all parties.

Article 9    Miscellaneous

9.1 Any invalid or unenforceable clause under this Agreement shall not affect or impair effectiveness and enforceability of any other clauses hereunder. Should any clause hereunder is found invalid or unenforceable by the competent authority, all parties to the Agreement shall cease performing such invalid or unenforceable clause and determine substitute clause through negotiation as soon as possible.

9.2 The Agreement shall not be changed or modified by either party unless consensus consent is obtained from all parties hereto. Any change or modification to the Agreement shall not be effective unless made in writing and signed by authorized representatives of all parties.

9.3 The transferee shall have the right to transfer any right or obligation under the Agreement to its designated third party without consent from the transfer.

9.4 The Agreement is made in quadruplicate, two held by the transfers (one for each transfer), one held by the transferee, and the remaining one submitted to the industrial and commercial administration bureau.

9.5 Each party shall undertake all expenses arising from its performance of this Agreement.

9.6 Any matter not mentioned in this Agreement shall be contemplated in a supplementary Agreement entered into by all parties. Such supplementary Agreement shall be legally binding same as this Agreement upon execution.

In witness whereof, all parties to this Agreement hereby agree upon this Agreement and have their authorized representatives sign it in Chengdu on the date first written in this Agreement. All parties shall make all efforts to abide by it.

Transfer:	Jilun He
Signature:	/s/ Jilun He
Date: May 18, 2007

Transfer:	Xianzhou Zhu
Signature:	/s/ Xianzhou Zhu
Date: May 18, 2007

Transferee: Sichuan Time Share Advertising & Communication Co., Ltd (Official Seal)

/s/    stamp of Sichuan Time Share Advertising & Communication Co., Ltd

Authorized Representative:	/s/ Jilun He

Date: May 18, 2007

Notice

To Sichuan Time Share Advertising & Communication Co., Ltd

We, Jilun He and Xianzhou Zhu, entered into an Equity Transfer Agreement (hereinafter, the “Agreement”) dated 18th May, 2008 with your company. Under this Agreement, we transferred 100% equity interest (the “Agreed Equity”) in Chengdu Dayu Weiye Advertising Co., Ltd (hereinafter, “Chengdu Dayu”) to you at the price of RMB200 million. At present, the Agreed Equity has been transferred to your company but there is an outstanding transfer fees of RMB103,375,000. Therefore, we make this confirmation as below:

1. We agree that your payment obligation can be extended to 31st October 2008, which means your company must pay the outstanding transfer fees no later than the extended date.

2. We make the irrevocable ratification of the situation that your company has not paid transfer fee in full on time, and promise not to call to legal responsibility.

Confirmed by:	Jilun He
Signature:	/s/ Jilun He

Confirmed by:	Xianzhou Zhu
Signature:	/s/ Xianzhou Zhu

Date: 8th September 2008